ASSET PURCHASE AGREEMENT

Apptasmic Theme Park Wait Time Apps

This Asset Purchase Agreement, hereinafter referred to as "Agreement", is executed on April 2nd, 2013 by Catalina Ventures Inc. having its principal office of business at 1701 W. Northwest Highway, Grapevine, Texas 76051, hereinafter referred to as "Seller," and AppYea Inc., having its principal office of business at 777 Main Street, Suite 600, Fort Worth, TX 76102 hereinafter referred to as "Buyer."

WITNESSETH:

WHEREAS, Seller is the owner of the Asset; the brand name Apptasmic Theme Park Wait Time Apps and all associated intellectual properties, included but not limited to websites, logos, mobile application, software and/or source codes and /or algorithms.

WHEREAS, Seller desires to sell all mobile apps and Buyer agrees to purchase all mobile apps from Seller.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter contained, the Seller agrees to sell, and the Buyer agrees to buy the mobile apps upon the following terms and conditions.

A. Subject Matter

1. Description of Brand Apptasmic Theme Park Wait Time Apps Mobile Apps

The Mobile Apps includes the following properties:

The Inventory, which includes the all intellectual properties related to the mobile apps are to be sold and purchased under this Agreement.

Assets owned by seller as of the date hereof and as of the Closing Date:

1.	All the current mobile applications, software properties, where applicable, for the applications listed below:

Wait times at Disney World Orland

Wait times for Universal Studios Orland

Free Wait times at Disney World

Free Wait times at Universal Studios

Wait Times, Hours, Maps and Dining by Apptasmic.com at Disney World & Universal Studios Orlando

2.	Complete list of apps is visible in the iOs app store here:
https://itunes.apple.com/us/artist/disney-map-appsllc/id457118832

3.	All outstanding accounts receivable as of the closing date. (Additional screenshot in exhibit “C”)

2. Purchase Price and Method of Payment

Buyer shall pay and Seller shall accept the purchase price for Mobile as follows:

Consideration

As total consideration for the purchase and sale of the Mobile apps (as described above), the Buyer shall pay to the Seller the sum of $52,176.22, and such total consideration to be referred to in this Agreement as the "Purchase Price."

Payment:

(A)	The sum of $22,176.22 shall be delivered to Seller upon Buyer's execution of this Agreement. Subject to the following conditions the Buyer shall make final payment for the property at closing in the total amount of $22,176.22.

(The amounts that Purchaser will receive from Apple post closing are: $1,143.02 on April 4 payment and $1,033.64 coming for the following pay date (calculated to March 22)).

(B)	Plus $15,000.00 of the Purchase Price (“Earn Out”) will be paid directly from Purchaser to Seller as twenty (20) percent of Net Revenue until the maximum of $15,000.00 is paid. Earn Out payments to be calculated from Closing Date and on, with monthly payments due within 15 days of receipt of revenue, and payments starting on May 15, 2013. Net Revenue to be defined as all combined revenue generated from the Company and Assets less any Apple fees.; and

(C)	Plus Remaining balance to be issued in the form of a convertible promissory note payable in the amount of $15,000.00 (exhibit “D”)

Allocation

The Purchase Price shall be allocated for tax purposes as follows:

Asset Purchased Fair Market Value

All Property Conveyed $52,176.22

3. Closing

Time and Place of Closing

Closing is the date and time at which parties agree to finalize this transaction. The closing date is designated as the week of April 2nd, 2013, provided there are no unforeseen delays. Time is of the essence, and in no event shall closing be later than 7 calendar days after designated closing date, unless an extension is agreed upon in writing between the Buyer and the Seller.

At Closing Seller shall deliver to the Buyer a final, executed Bill of Sale transferring to Buyer all of the assets sold hereunder, free and clear of any and all liens, encumbrances, security interests, debts or taxes of any nature whatsoever.

B. Representations and Warranties of Seller

Authority relative to this Agreement. Except as otherwise stated herein, the Seller has full power and authority to execute this Agreement and carry out the transactions contemplated by it. No further action is necessary by the Seller to make this Agreement valid and binding upon Seller and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery, and performance of this Agreement by the Seller will not constitute:

(i) a breach or a violation of its Corporation's Certificate of Incorporation, by-laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

(ii) a violation of any order, judgment or decree to which it is a party or by which its assets or properties is bound or affected; or

(iii) result in the creation of any lien, charge or encumbrance upon its assets or properties except as stated herein.

Properties. The Seller has good and merchantable title to all of its properties and assets as defined herein. At Closing, such properties and assets will be subject to no mortgage, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge, secured or unsecured, except for those taxes which shall be pro-rated as of the date of Closing. Seller has or will pay all debts incurred by it up to the date of occupancy by Buyer including all employee compensation and utilities.

Compliance with Applicable Laws. None of the Seller's actions in transferring good and merchantable title to those assets and properties set out in herein are prohibited by or have violated or will violate any law in effect on the date of this Agreement or on the date of closing.

Documents for Review. The Seller's Documents for Review enumerated in Exhibit "A" attached hereto and made a part hereof are true, authentic, and correct copies of the originals, or as appropriate the originals themselves, and no alterations and modifications thereof have been made.

C. Representations and Warranties by both Buyer and Seller

Warrants

Buyer and Seller hereby represent and warrant that there has been no act or omission by Buyer or Seller which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

Payment of Costs and Expenses

Except as expressly provided to the contrary in this Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto.

Indemnification

Buyer shall indemnify and hold Seller harmless from any and all liabilities and obligations arising from Buyer's operation or use of the Assets after the Closing. Similarly, Seller shall indemnify and hold Buyer harmless from any and all liabilities and obligations arising from Seller's operation or use of the Assets prior to the Closing.

Default

After execution of this Agreement by the parties, if either party fails to perform its respective obligations, or breaches a warranty or covenant, that would constitute a default. The defaulting party shall cure the default with in 7 days of notice by the other party. In the event of a failure to cure such default by either party within the stipulated time, Seller or Buyer shall have the right to cancel this transaction and/or sue for damages in addition to any other relief provided under this Agreement. In a suit for default, the prevailing party shall recover reasonable attorney fees.

Survival of Representations and Warranties

Each of the parties to this Agreement covenants and agrees that their respective representations, warranties, covenants, statements, and agreements contained in this Agreement shall survive the Closing Date. Except the exhibits hereto or the documents and papers delivered by Seller to Buyer in connection with the Agreement herewith, there are no other agreements, representations, warranties, or covenants by or among the parties hereto with respect to the subject matter hereof.

Cooperation

Both Seller and Buyer agrees to cooperate fully with each other and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the parties, to better evidence and consummate the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

Confidentiality

Both Seller and Buyer shall not divulge, communicate, or use to the detriment of the other or for the benefit of any other person or persons, or misuse in any way, any of Seller's confidential information discovered by or disclosed to Seller or Buyer as a result of the delivery, execution or performance of this Agreement.

D. Transactions prior to Closing

Conduct of Seller's Assets until Closing. Except as Buyer may otherwise consent in writing prior to the Closing Date, Seller will not enter into any transaction, take any action, or fail to take any action which would result in or could reasonably be expected to result in or cause any of the representations and warranties of Seller contained in this Agreement to be void, invalid, or false on the Closing Date.

Satisfactions. Seller shall deliver to Buyer on the Closing Date a satisfaction of any encumbrance or lien on the Assets, satisfactory in form and substance to the Buyer, indicating that the then outstanding unpaid principal balance of any promissory note secured thereby has been paid in full prior to or simultaneously with the closing.

Advice of Changes. Between the date hereof and the Closing Date, Seller will promptly advise Buyer in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth herein or disclosed pursuant to this Agreement.

Documents. Seller shall deliver to Buyer at closing such documents which are in Buyer's sole discretion and necessary to fully satisfy the objectives of this Agreement in content and form.

E. General Provisions

Waivers

No action taken pursuant to this Agreement including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Notices

All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid to Seller, Buyer, or to such other address as such party shall have specified by notice in writing to the other party.

Sections and Other Headings

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretations of this Agreement.

Governing Law

This agreement and all transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of Nevada. Any dispute arising under this contract shall be resolved under the commercial arbitration rules of the American Arbitration Association. In the event that arbitration or litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

Conditions Precedent

If the obligations and responsibility of either party are not fulfilled by the appropriate dates thereof, then this Agreement shall be deemed null and void and any deposits paid at said time shall be returned to the Buyer forthwith.

Time is of the Essence

Time and timely performance are of the essence in this contract and of the covenants and provisions hereunder.

Successors and Assigns

This Agreement may not be assigned without the prior written consent of the parties hereto. Rights and obligations created by this contract shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

Contractual Procedures

Unless specifically disallowed by law, service of process in any litigation that arise hereunder may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

Extraordinary Remedies

To the extent cognizable at law, in the event of breach the parties hereto may obtain injunctive relief in addition to any and all other remedies available thereto regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

Entire Agreement

This Contract contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter of this Contract. This Contract supersedes any prior written or oral agreements between the parties.

Severability

If any provision of this Contract will be held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

Amendments

This Contract may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

Initials and Exhibits

This Contract shall not be valid and enforceable unless it is properly executed by Buyer and Seller and their initials affixed to each page of the exhibits attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto all on the date and year first above written.

BUSINESS:

04/02/2013
Catalina Ventures Inc.	Date

BUYER:

04/02/2013
AppYea Inc.	Date
Mr. J.D. Williams

Exhibit "A"
Documents for Review

Software properties for developed mobile apps delivered

04/02/2013
Catalina Ventures Inc.	Date

04/02/2013
AppYea Inc.	Date
Mr. J.D. Williams

Exhibit "B"
DISBURSEMENT REQUEST

APPYEA Inc.and Catalina Ventures Inc. hereby request disbursement of funds in the amount and manner described below.

Please disburse to:	Catalina Ventures Inc

Amount to disburse:	$22,176.22
Form of distribution:	Certified Funds
Payee:	Catalina Ventures Inc.

Please disburse to:
Amount to disburse:	$22,176.22
Form of distribution	Certified Funds
Name	Catalina Ventures Inc.
Address	1701 W. Northwest Hwy, Grapevine TX 76054
Promissory Convertible Note Amount:	$15,000.00
Term of Note:	12 Months
Interest:	12%

Total: $37,176.22
APPYEA INC.

By:		Dated: 04/02/2013
Name: JD Williams
Title: President/Director

Catalina Ventures Inc.

By:		Dated: 04/02/2013
Name: Scott ONeal
Title: Director

Exhibit "C"
Screen Shots of APPs

App Rankings:

Apptasmic is currently ranked #3 in it’s genre with 3 top ranking apps within the top 25 with no marketing push.

•	Disney/Universal combo app	#16	Dec 29 2011
•	Disney Paid app	#23	Feb 8. 2012
•	Universal Paid app	#25	Dec 28 2011
•	Disney Wait app	#72	Aug 2 2012
•	Universal Wait app	#61	Aug 5 2012
•	Disney Free app	#111	Jul. 6 2012
•	Universal Free app	#102	Aug 2 2012

Exhibit “D”

PROMISSARRY NOTE

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES
INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD,
TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE
SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL
SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT
REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.
NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE
MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Amount $15,000.00	Date: April 2nd, 2013

CONVERTIBLE PROMISARRY NOTE

FOR VALUE RECEIVED, APPYEA INC., a South Dakota corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of CATALINA VENTURES INC., a Nevada corporation, or registered assigns (the "Holder") the sum of $15,000.00 together with any interest as set forth herein, on March 31st, 2014 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) (the "Interest Rate") per annum from the date hereof (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.

ARTICLE I

GENERAL PROVISIONS

1.1 DEBT. The Borrower agrees to pay the Holder Fifteen Thousand US Dollars ($15,000)

1.2 Interest Rate. Interest shall accrue on the outstanding balance under this Note at the rate of 12% per year.

1.3 Payments. Outstanding principal and interest are due on the date of Maturity. Interest is due and payable on the 1st day of each calendar month. The Borrower has the right to prepay any portion or the entire outstanding balance at any time; or to convert any portion into the shares of Company’s common stock in accordance with conditions set in Section 2.1.

1.4 Maturity Date. Subject to the right of the Holder with respect to its conversion rights hereunder, all principal with interest accruing thereon is otherwise due on March 31st, 2014 (the "Maturity Date").

ARTICLE II

CONVERSION RIGHTS

2.1. Holder’s Conversion Rights. Subject to Section 2.2, the Holder shall have the right, at any time from the date of issuance of this Note, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, into shares of Common Stock, subject to the terms and conditions set forth in this Article II at a fifty percent (50%) (the “Discount and Multiplier”) of the lowest closing bid price for the Company’s common stock during the twenty (20) trading days immediately preceding a conversion date, as reported by Bloomberg LP (the “Closing Bid Price”) (“Initial Conversion Price”); The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant hereto.

ARTICLE III

A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event..

(d) Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.3 Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period often (10) days after the due date. The ten (10) day period described in this Section 3.1 is the same ten (10) day period described in Section 1.1 hereof.

3.2 Breach of Covenant. The Borrower breaches any material covenant of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date, and would otherwise have a material adverse effect on the Borrower.

3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

3.7 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than ten days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

3.8 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely delivers Common Stock to the Holder pursuant to and in the form required by this Note or, if required, a replacement Note.

3.9 Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in this Note.

ARTICLE IV

HOLDER REPRESENTATIONS

Holder hereby represents and warrants to and agrees with the Company only as to such Holder that:

(a) Information on Company. The Holder has been furnished with or has had access at the EDGAR Website of the Commission to the Company's S-1 filings and all periodic reports filed with the Commission thereafter not later than five days before the Closing Date (hereinafter referred to as the "Reports"). In addition, the Holder has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Holder has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Holder deems material in deciding on the advisability of investing in the Securities.

(b) Information on Holder. The Holder is, and will be at the time of the conversion of the Notes, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Holder has the authority and is duly and legally qualified to purchase and own the Securities. The Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Holder is accurate.

(c) Purchase of Notes. On the Closing Date, the Holder will purchase the Notes as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Holder does not agree to hold the Notes and Warrants for any minimum amount of time.

(d) Compliance with Securities Act. The Holder understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Holder contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Notwithstanding anything to the contrary contained in this Agreement, such Holder may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate when employed in connection with the Company includes each Subsidiary [as defined in Section 5(a)] of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(e) Shares Legend. The Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EVCARCO, INC., THAT SUCH REGISTRATION IS NOT REQUIRED."

(f) Note Legend. The Note shall bear the following legend:

"THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EVCARCO, INC., THAT SUCH REGISTRATION IS NOT REQUIRED."

(g) Communication of Offer. The offer to sell the Securities was directly communicated to the Holder by the Company. At no time was the Holder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Holder and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Holder has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Holder relating hereto.

(i) No Governmental Review. Holder understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) Correctness of Representations. Holder represents as that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Holder otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(k) Survival. The foregoing representations and warranties shall survive the Closing Date until three years after the Closing Date.

ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Texas or in the federal courts located in the state of Texas. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 2nd day of April, 2013.

APPYEA INC.

By:
Name: JD Williams
Title: President/Director

Catalina Ventures Inc.

By:
Name: Scott O’Neal
Title: CIO